EXHIBIT 1

     The undersigned agree that the statement on Schedule 13D to which this Agreement is attached is filed on behalf of each of them.

Dated:    October 7, 1994

                                   Lonrho Plc



                                   By: /s/ John F. Price________
                                        John F. Price
                                        Under Power of Attorney
                                        dated October 6, 1994


                                   Lonrho, Inc.



                                   By: /s/ John F. Price________
                                        John F. Price, President


                                   Scottsdale Princess Inc.



                                   By: /s/ John F. Price________
                                        John F. Price, President